Execution Version

EXHIBIT 10.2

SECOND AMENDMENT TO THE
STOCK PURCHASE AGREEMENT

This SECOND AMENDMENT TO THE STOCK PURCHASE AGREEMENT, dated July 17, 2017 (this “Amendment”), is made by and between AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation (“Parent”), and ARCH CAPITAL GROUP LTD., an exempted company with limited liability registered under the laws of Bermuda (the “Acquiror”). Capitalized terms not defined herein shall have the meanings set forth in the Stock Purchase Agreement, dated as of August 15, 2016 (as amended, modified or supplemented from time to time in accordance with its terms, including by the First Amendment thereto, dated December 29, 2016, the “Purchase Agreement”), by and between the Parent and the Acquiror.
WHEREAS, the Acquiror and the Parent have entered into the Purchase Agreement, pursuant to which the Parent has agreed to sell, convey, assign, transfer and deliver to the Acquiror, and the Acquiror has agreed to purchase, acquire and accept from the Parent, all of the outstanding shares of common stock, par value $1.00 per share, in United Guaranty Corporation, a North Carolina corporation, and all of the outstanding shares in AIG United Guaranty Insurance (Asia) Limited, a Hong Kong limited company; and
WHEREAS, the parties desire to amend the Purchase Agreement in accordance with Section 11.08 thereof, as hereinafter provided.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Agreements and Amendments.
a.    Section 5.09(c) of the Purchase Agreement is hereby amended and restated in its entirety to be effective as of the Closing Date as follows:
“Following the Closing Date, the Parent shall, and shall cause its Affiliates to, immediately cease and discontinue any and all uses of the Intellectual Property owned by or licensed to the Company and the Transferred Subsidiaries. Notwithstanding the foregoing, the Acquiror shall cause, and the Acquiror hereby causes, as of Closing, the Company to grant to the Parent (and as of Closing the Company shall be deemed to have granted to Parent) a limited, non-exclusive, non-transferable license to use that certain model known as the CAT model (the “Model”) for the Quota Share Agreement and the XOL Reinsurance Treaty for the sole and exclusive purposes of performing “stress tests,” planning for capital stress scenarios, and reserving or other internal booking purposes related to such agreements. Further, the Parent may use the Model for additional purposes, whether related to the above-referenced reinsurance agreements or otherwise; provided that the Parent has first received written authorization from the Acquiror specifying each such additional use. For the avoidance of doubt, the Parent acknowledges and agrees that it shall have no right to use the Model to compete against the Acquiror or the Company through utilization of the Model to price or evaluate post-Closing business or otherwise. The Acquiror shall deliver, or cause the Company to deliver, to the Parent a useable copy of the Model reasonably promptly after Closing. The Parent acknowledges and agrees that this is a one-time transfer of the Model on an “as is” basis and that neither the Acquiror nor the Company shall have any obligation to provide maintenance or updates to the Model to the Parent or any of its Affiliates.”
2.    Miscellaneous. Any reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall hereafter be deemed to refer to the Purchase Agreement as hereby amended. Except as expressly amended herein, the parties hereby agree and acknowledge that all of the terms and provisions set forth in the Purchase Agreement remain in full force and effect in all respects. To the extent of any inconsistency between the provisions of this Amendment and the provisions of the Purchase Agreement, the terms of this Amendment shall govern. This Amendment shall be governed and construed in accordance with the Purchase Agreement.
3.    Dispute Resolution; Arbitration; Governing Law; Waiver of Jury Trial.
a.    This Amendment, and all claims and defenses arising out of or relating to this Amendment or the formation, breach, termination or validity of this Amendment, shall in all respects be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to any conflicts of Law principles of such state that would apply the Laws of another jurisdiction.
b.    The provisions of Section 11.10(b) through (f) of the Purchase Agreement shall apply to this Amendment mutatis mutandis.
4.    Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties to such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other means of electronic transmission shall be as effective as delivery of a manually executed counterpart of any such Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Alon Neches
Name:	Alon Neches
Title:	Vice President

ARCH CAPITAL GROUP LTD.

By:	/s/ Mark D. Lyons
Name:	Mark D. Lyons
Title:	EVP, CFO and Treasurer